I. Separation of Industrial Segment

Portfolio Update  Textron announced its intent to separate its Industrial segment from its aerospace and defense businesses to enhance the strategic and operational focus of both platforms and drive long-term value for stakeholders  Industrial segment composed of Kautex and Textron Specialized Vehicles businesses (“Industrial”)  The separation establishes Textron as a pure-play A&D company aligned to its core franchises of Textron Aviation, Bell, and Textron Systems (“New Textron”) Intent to Separate Industrial Segment Structure Additional Details  Textron intends to explore multiple paths to effect the planned separation, including but not limited to a sale of the Industrial businesses or a tax-free separation into a standalone, publicly traded company  The Company and its advisors will evaluate alternatives with the objective of maximizing long-term shareholder value - there can be no assurance regarding the ultimate timing or structure of the planned separation  The Company is targeting completion of the separation within 12 to 18 months, subject to the satisfaction of certain conditions  Textron will continue to operate its businesses, including the Industrial segment, in alignment with its current strategy, including continued investments in growth, margin improvement, and innovation  Textron remains committed to working collaboratively with all stakeholders, including employees, customers, suppliers, and partners, throughout the separation process

Strategic Rationale for Separation Establishing Foundation for Next Phase of Textron’s Growth Strategy Establishes New Textron as a pure-play Aerospace & Defense platform Facilitates tailored capital allocation and investments to drive growth and profitability Enhances strategic flexibility to pursue organic and inorganic opportunities - Offers distinct and compelling investment profiles appealing to A&D investor base and Industrial investor base

New Textron: Precision Platforms. Decisive Missions.

Pure-Play A&D Platform (1)

~$12B
Revenue

~$1.2B
Segment Profit

~11%
Segment Profit Margin

~100%
A&D End Market Exposure



BELL

Focused A&D Platform
Core franchises in Aviation, Bell and Systems

Revenue Visibility
Backlog visibility supporting sustained revenue and earnings growth

Durable Growth Outlook
Portfolio aligned to long-term market tailwinds, accelerated by near-term initiatives

Disciplined Capital Allocation
Strong balance sheet positioned to invest in growth, return capital and pursue M&A

Resilient Through Cycles
Demonstrated ability to perform across economic cycles

(1) Based on 2025A results for the Textron Aviation, Bell, Textron Systems, and Finance segments.

TEXTRON

Note: 2026E values reflect midpoint of guidance. Backlog based on Q1 2026A. +150 bps Accelerating organic growth trajectory +120 bps Clear path to margin expansion Strong foundation for future growth Textron New Textron Impact 6.2% 4.7% 10.7%9.5% $19.2B $19.2B 1 2 3 2025A – 2026E Revenue Growth 2026E Segment Profit Margin Backlog New Textron: Improved Financial Profile

14-941_0520 Latitude edit.jpg New Textron: Leading A&D Franchises Textron Aviation 99 Year History 255K+ Aircraft Delivered $8.0B Backlog (1) REVENUE (2) Aircraft $6.0B ( 2 0 2 6 E = $ 6 . 5 B ) STRATEGIC PRIORITIES Maintain product leadership Drive productivity Harvest aftermarket Bell 90 Year History ~13K Installed Base $7.6B Backlog (1) REVENUE (2) $4.3B ( 2 0 2 6 E = $ 4 . 4 B ) Military Commercial Execute MV-75 Cheyenne Develop X-76 X-Plane Production efficiency initiatives STRATEGIC PRIORITIES Textron Systems Differentiated Technologies 6 Core Products & Services $3.6B Backlog (1) Air Land, Sea Weapons Systems Lycoming REVENUE (2) STRATEGIC PRIORITIES Execute on programs Capture new opportunities Grow and leverage our capabilities ATAC Marine Systems Electronic Systems 1) Backlog based on 1Q26A. 2) Revenue data based on 2025A. Reflects elimination of Textron eAviation as a separate reporting segment, and realignment of Textron eAviation’s financial results into other segments and corporate expenses. Aftermarket $1.3B ( 2 0 2 6 E = $ 1 . 3 5 B )

Industrial: Platform for Multiple Growth Levers

Key Metrics[1]

~$3.2B
Revenue

~$145M
Segment Profit

~5%
Segment Profit Margin

~7K
Employees

Kautex

Fuel Systems	Battery Enclosures	Clear Vision Systems	CWC Castings
			
Blow Molded Plastic Fuel Systems	Fully Composite, Lightweight Battery Enclosures	Auto Cameras, Sensors & Headlamps	Castings for Autos, Agriculture, and Power Sports

13	30	9	100%
Countries	Plants	R&D Locations	Direct Sales Channel

Revenue[2]


CWC
Industrial Products
CVS / Allegro
$1.9B
Fuel + Battery Systems

Strategic Priorities

Operational **efficiency**

Growing Hybrid platforms

Scale Battery Enclosures and CVS Offerings

Specialized Vehicles

E-Z-GO	Pace Technology	Jacobsen	Textron GSE
			
Golf Carts, Parts, Accessories, and Service Solutions	Digital player experience; fleet management	Mowers, Turf Equipment, and Turf Maintenance Solutions	Ground Support Equipment Product Lines and Service Solutions

Large Installed Base	Leader in Electrification	Premium Platforms

Revenue[2]


TURF
GSE
$1.3B
E-Z-GO

Strategic Priorities

Operational **efficiency**

Product **leadership**

Distribution excellence

(1) Based on 2025A results for Kautex and Textron Specialized Vehicles.
(2) Revenue based on 2025A.

TEXTRON

Why New Textron: Compelling Pure-Play A&D Platform



CORE A&D FRANCHISES

- Best-in-class brands
- Best-in-class products
- Leading segment positions
- Largest installed base in general aviation
- Powerful aftermarket businesses
- Healthy end markets

TECHNICAL EXPERTISE AND INNOVATION

- Commercial and military aircraft
- Design | Test | Build | Support
- Autonomy
- Advanced materials
- Adversary air
- Marine platforms

KEY PROGRAMS RAMPING

- Ascend | SkyCourier | Gen3 platforms
- Upcoming Beechcraft Denali and Bell 525
- MV-75 Cheyenne
- Ship to Shore, Sentinel, Adversary Air

FUTURE PRODUCT DEVELOPMENT AND INNOVATION

- Ongoing Textron Aviation clean sheet and upgrades
- MV-75 Cheyenne derivatives
- X-76 aircraft for DARPA's SPRINT program

BALANCE SHEET FLEXIBILITY

- Significant financial flexibility
- Opportunity to accelerate growth strategy via M&A

TEXTRON